Exhibit 10.3

JUHL VALLEY VIEW, LLC
1702 17TH STREET SE
PIPESTONE, MN 56164

November 29, 2011

Pearl Nicholas Trust
500 Sheridan Road
Wilmette, IL 60091
Attn: Pearl Nicholas, Trustee

Re:           Juhl Valley View, LLC

Dear Trustee:

Reference is made to that certain letter agreement for a certain put right (“JVV Letter Agreement”) dated the date hereof issued by Juhl Valley View, LLC (“JVV”) for the benefit of the Pearl Nicholas Trust (“Trust”).  Juhl Wind Asset Investment, Inc., the investment subsidiary of Juhl Wind, Inc. (OTCQB:JUHL),  hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the timely payment to Trust of any and all amounts payable by JVV to the Trust pursuant to the terms of the JVV Letter Agreement or promissory note issued by JVV pursuant thereto.  No further signature of Trust shall be required for the commitments set forth herein to be the separate, valid, binding and effective agreement of Juhl Wind Asset Investment, Inc. to Trust.

This Agreement may not be amended, modified in any respect or assigned without the written consent of the parties hereto.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

Very truly yours,

Juhl Valley View, LLC

By:
John Mitola, its Manager

Juhl Valley View, LLC, hereby acknowledges and agrees to the terms of the above Agreement, and further agrees that in the event that Juhl Wind Asset Investment, Inc. is required to make any payments in accordance with this Agreement that any such payments shall be treated as a loan to Juhl Valley View, LLC, and shall be evidenced by a promissory note from Juhl Valley View, LLC to Juhl Wind Asset Investment, Inc. in the form and on the terms as reasonably agreed to by the parties at the time of such payment.

Juhl Valley View, LLC

By:
John Mitola, its Manager